As filed with the Securities and Exchange Commission on April 12, 2001

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  NAVTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-2883366
                      (I.R.S. Employer Identification No.)

                      2340 Garden Road, Monterey, CA 93940
                    (Address of Principal Executive Offices)


                             1999 STOCK OPTION PLAN
                              (Full Title of Plan)

                                Duncan Macdonald
                             Chief Executive Officer
                                  Navtech, Inc.
                        c/o Navtech Systems Support Inc.
                       Suite 102, 175 Columbia Street West
                        Waterloo, Ontario Canada N2L 5Z5
                            Telephone: (519) 747-9883
                           Telecopier: (519) 747-1003
            (Name, Address and Telephone Number of Agent For Service)

                  Copies of all communications and notices to:
                               Fred Skolnik, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed        Proposed
  Title of                              Maximum        Maximum
of Securities        Amount            Offering        Aggregate     Amount of
   To Be              To Be              Price         Offering    Registration
 Registered         Registered (1)    Per Share (2)     Price          Fee
--------------------------------------------------------------------------------
Common Shares
 (par value
 $.001 per
 share)              1,500,000         $ 0.8125       $ 1,218,759      $ 304.69
--------------------------------------------------------------------------------
                                                          Total        $ 304.69
================================================================================

(1) 1,500,000 Common Shares were registered on March 16, 2000. The foregoing fee is for the registration of the additional 1,500,000 Common Shares covered by this Registration Statement.

(2) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the amount of registration fee. Based upon the average of the high and low prices of the Registrant's Common Shares on April 5, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8, File No. 333-32656 filed on March 16, 2000.

Item 8.           Exhibits

5 Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the additional Common Shares reserved for issuance under the Registrant's 1999 Stock Option Plan
23.1 Consent of  Deloitte & Touche LLP
23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)
24   Powers of Attorney (included in signature page forming a part hereof)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Province of Ontario, on the 11th day of April, 2001.

                                                   NAVTECH, INC.

                                                   By: /s/ Duncan Macdonald
                                                       --------------------
                                                       Duncan Macdonald
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Duncan Macdonald and David Strucke, and each of them, with full power to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, and each of their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Capacity                          Date

/s/ Duncan Macdonald           Chairman of the Board, Chief      April 11, 2001
-----------------------        Executive Officer and Director
Duncan Macdonald               (Principal Executive Officer)

/s/ David Strucke              Chief Financial Officer           April 11, 2001
-----------------------
David Strucke                  (Principal Financial and
                                Accounting Officer)

/s/ Prashant Gupta             Director                          April 11, 2001
-----------------------
Prashant Gupta

/s/ Denis L. Metherell         Secretary and Director            April 11, 2001
-----------------------
Denis L. Metherell

/s/ James P. McGinty           Director                          April 11, 2001
-----------------------
James P. McGinty

/s/ Thomas D. Beynon           Director                          April 11, 2001
-----------------------
Thomas D. Beynon

/s/ Martin J. Hamrogue         Director                          April 11, 2001
---------------------------
Martin J. Hamrogue

EXHIBIT 5


                                                                  April 11, 2001


Navtech, Inc.
2340 Garden Road
Monterey, California 93940

Re: Registration of 1,500,000 Common Shares, par value $.001 per share, under the Securities Act of 1933, as amended

Gentlemen:

         In our capacity as counsel to Navtech, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the issuance of up to an aggregate of 1,500,000 Common Shares, par value $.001 per share, of the Company (the "Common Shares") under the Company's 1999 Stock Option Plan (the "Plan").

         In that connection, we have examined the Certificate of Incorporation and the By- Laws of the Company, each as amended, the Registration Statement and the Plan and are familiar with corporate proceedings of the Company relating to the adoption of the Plan. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued pursuant to the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

         This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

         We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                                              Very truly yours,

                                              /s/
                                              CERTILMAN BALIN ADLER & HYMAN, LLP

EXHIBIT 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement of Navtech Inc. on Form S-8 of our report dated December 21, 2000, appearing in the Annual Report on Form 10-K of Navtech Inc. for the year ended October 31, 2000.

                            /s/ Deloitte & Touche LLP


Kitchener, Ontario
April 6, 2001